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                                                                    EXHIBIT 99.3

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       OF
                   10.875% SENIOR SUBORDINATED NOTES DUE 2014
                                       OF
                              AUTOCAM CORPORATION

To Registered Holder:

     The undersigned hereby acknowledges receipt of the Prospectus dated
          , 2004 (the "Prospectus") of Autocam Corporation ("Autocam"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute Autocam's offer (the "Exchange Offer") to exchange $1,000 in stated amount at maturity of a new series of 10.875% Senior Subordinated Notes Due 2014 (the "Exchange Notes") of Autocam for each $1,000 in stated amount at maturity of outstanding 10.875% Senior Subordinated Notes Due 2014 originally issued on June 10, 2004 (the "Outstanding Notes") of Autocam. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

     $     of 10.875% Senior Subordinated Notes Due 2014.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert stated amount at maturity of Outstanding Notes to be tendered (if any)):

     $     of 10.875% Senior Subordinated Notes Due 2014.

     [ ] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that the undersigned acquiring Exchange Notes in the Exchange Offer, whether or not the undersigned is the Holder, is obtaining them in the ordinary course of its business, and neither the Holder nor the undersigned has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the Exchange Offer. If any Holder or any other person, including the undersigned, is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the Exchange Offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who acquired its Outstanding Notes as a result of market-making activities or other trading activities, and thereafter receives Exchange Notes issued for its own account in the Exchange Offer, must acknowledge that it will deliver this prospectus in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                   SIGN HERE

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Name of beneficial owner(s) (please print)

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Signature(s)

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Address

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Telephone Number                                             Taxpayer identification or Social Security Number

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Date

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